                                                      EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                        Three Months Ended
                                          March 31, 1996
                                       Primary  Fully Diluted

Net Income. . . . . . . . . . . . . .   $14,081      $14,081

Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax. . . . . . . .        --          369
                                        -------      -------

Adjusted net income . . . . . . . . .   $14,081      $14,450

Weighted average common shares
outstanding . . . . . . . . . . . . .24,902,327   24,902,327


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures. . . . . . . . . . . . . .        --    1,365,406


Additional shares outstanding upon assumed
exercise of stock options . . . . . .     65,183      65,408
                                      ----------  ----------

Adjusted weighted average shares
outstanding    . . . . . . . . . . .  24,967,510  26,333,141
                                      ----------  ----------

Earnings per share . . . . . . . . .  $      .56  $      .55
                                      ==========  ==========

                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                        Three Months Ended
                                           March 31, 1995
                                          Primary   Fully Diluted


Net Income . . . . . . . . . . . . . .     $12,477     $12,477

Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax . . . . . . . .          --         503
                                           -------     -------
Adjusted net income. . . . . . . . . .     $12,477     $12,980


Weighted average common shares
outstanding . . . . . . . . . . . . .   25,609,470  25,609,470


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures . . . . . . . . . . . . . .          --   1,622,773

Additional shares outstanding upon assumed
exercise of stock options. . . . . . .      65,296      65,296
                                        ----------  ----------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . .  25,674,766  27,297,539
                                        ----------  ----------

Earnings per share . . . . . . . . . .  $      .49  $      .48
                                        ==========  ==========